Exhibit 10.4

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

EXECUTION COPY
CONFIDENTIAL

FINDER’S SERVICES AGREEMENT

THIS FINDER’S SERVICES AGREEMENT (the “Agreement”) is made effective as of August 25, 2012 (the “Effective Date”), by and between ACLARIS THERAPEUTICS, INC., a Delaware corporation, having an address of having an address of 101 Lindenwood Drive, Suite 400, Malvern, Pennsylvania 19355 (“Aclaris”), and KPT CONSULTING LLC, a Pennsylvania corporation, having an address of 1852 Glenwold Dr., Paoli, PA 19301 (“KPT”).

BACKGROUND

1.                                      KPT provided certain business development consulting services to Aclaris in sourcing and assisting in negotiating an intellectual property acquisition by Aclaris from the Estate of Mickey J. Miller I, under that certain Assignment Agreement between Aclaris and Mickey J. Miller II as personal representative of his father’s estate, entered into contemporaneously with this Agreement (“Miller Assignment”).

2.                                      Aclaris and KPT wish to provide in this Agreement for the compensation to KPT for such services.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and obligations set forth in this Agreement, the Parties (defined below) hereby agree as follows:

ARTICLE 1

DEFINITIONS

As used herein, the following terms have the following meanings (with derivative forms being interpreted accordingly) and the words “include,” “including” and derivative forms of them shall be deemed followed by the phrase “without limitation”:

1.1                               “$”and “Dollars” means United States dollars.

1.2                               “Affiliate” means, with respect to a given legal entity, any other entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first legal entity. For this purpose, “control” shall mean the ownership of fifty percent (50%) or more of the voting securities entitled to elect the directors or management of the entity, or the actual power to elect or direct the management or policies of the entity by law, contract, or otherwise.

1.3                               “Business Day” means any Monday, Tuesday, Wednesday, Thursday or Friday that is not a national, statutory holiday in the United States.

1.4                               “Claims” means, with respect to a particular item or product and a particular issued patent, that such issued patent claims the composition of such item or product or any of its ingredients or formulations; a method of making or using it or them; or an item used or present in the manufacture of such item or product (including chemical intermediates); such that, in each

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

case, in the absence of ownership of a patent or a license granted thereunder, such item or product or its manufacture or use as and where actually practiced would infringe a Valid Claim of such issued patent.

1.5                               “Confidential Information” means, subject to the limitations set forth in Section 6.1, all information received by KPT, pursuant to the Prior CDA, pursuant to this Agreement, or pursuant to the Services, including all information learned by KPT relating to or in connection with the Miller Assignment and the intellectual property that it covers. The existence and terms of this Agreement and nature of the Products and the intellectual property assigned under the Miller Assignment are also considered Confidential Information.

1.6                               “Control” means, with respect to a particular item of Know-How or Patent, that the applicable Party has ownership of or a license to and has the ability to grant to the other Party access to and a license or sublicense under such Know-How or Patent.

1.7                               “Assignment Date” means the date that the assignment of the Transferred Know- How and Transferred Patents to Aclaris under the Miller Agreement becomes effective.

1.8                               “FDA” means the United States Food and Drug Administration, and any successor thereto.

1.9                               “Indication” means treatment, prophylaxis or diagnosis of any and all dermatological indications, including any and all diseases and conditions of the skin, whether or not mentioned, claimed or covered in the Transferred Patents as of the Assignment Date, and whether or not a sub-indication of, or condition or symptom related to, those dermatological indications that are mentioned, claimed or covered in the Transferred Patents as of the Assignment Date.

1.10                        “Know-How” means any and all data, instructions, processes, methods, formulae, materials, expert opinions, inventions (whether or not patentable), biological materials (including cell lines, vectors and their progeny and derivatives), know-how, and information (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical, analytical, clinical, safety, manufacturing and quality control data).

1.11                        “KPT Group” means all shareholders in KPT and any corporate entities controlled by any of the foregoing people (and/or any combination of them). Without limitation, Sciaderm, Inc. a Pennsylvania corporation, and Klaus Theobald, are members of KPT Group.

1.12                        “Licensee” means any entity to which Aclaris or its Affiliate grants a license or assignment under the Transferred Patents and/or Transferred Know-How.

1.13                        “Miller Assignment” has the meaning given in the background section above.

1.14                        “Miller Estate” means the estate of Mickey J. Miller I, an inventor on the Transferred Listed Patents.

1.15                        “Net Sales” means the gross revenues actually received by Aclaris, or its Affiliates or Licensees, from the sale of Products to Third Parties, less deductions for: (i) transportation and insurance charges; (ii) sales and excise taxes, tax, tariff, duty or any other

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

governmental charges or duties paid; (ii) normal and customary trade, quantity and cash discounts and rebates allowed or granted in whatever form (including those in the form of fees (or reverse fees) provided for in the distribution or selling contract); (iii) allowances on account of rejection or return by customers; (iv) credits, rebates, charge-backs, reimbursements, retroactive price adjustments, or similar payments actually granted or given to wholesalers and other distributors, buying groups, health care insurance carriers, governmental agencies and other institutions; (v) payments or rebates actually paid in connection with state or federal Medicare, Medicaid or similar programs.

To avoid any doubt, sales of Products among Aclaris, its Affiliates and Licensees under the Transferred Patents are not taken into account in the calculation of Net Sales, but resales by any of them to Third Parties (but specifically excluding transfers for use in clinical trials and/or provision free of charge as samples or for compassionate use) are taken into account in the calculation of Net Sales. In the case of Third-Party distributors, Net Sales occur on sale to the distributor, not the distributor’s resale.

Notwithstanding the foregoing definition of Net Sales, if Aclaris in its agreement with a Licensee will also be receiving sales royalties, and agrees on a different definition of Net Sales with the Licensee that will govern such sales royalties, then Net Sales under this Agreement for purposes of the sales by such Licensee shall have the meaning given in such agreement between Assignee and the Licensee, rather than the definition given above.

1.16                        “Party” means Aclaris or KPT.

1.17                        “Patent” means any patent application or patent, including all of the following kinds and their equivalents outside the United States (as applicable): provisional, converted provisional (or regular), divisional, continuation, continuation-in-part, and substitution applications; and regular utility, re-issue, re-examination, renewal and extended patents (including Supplementary Protection Certificates).

1.18                        “Prior CDA” means all obligations of confidentiality arising pursuant to agreement(s) (if any) between them or their Affiliates prior to the Effective Date.

1.19                        “Products” means all product candidates and products (a) that constitute Technology, (b) the manufacture of which constitutes Technology, and/or (c) the clinically investigated or Regulatorily Approved use of which constitutes Technology; in each case where and while Claimed by a Valid Claim of a Transferred Patent, and only where and for so long as that continues to be the case. To avoid doubt, the term Products shall be determined regardless of where made or sold (subject to the country-by-country and Product-by-Product definition of Royalty Term) and regardless of which among Aclaris or any Affiliate of Aclaris or any assignee of Aclaris or an assignee of an affiliate of Aclaris sells the item.

1.20                        “Services” means any and all services and activities to source, negotiate, advise with respect to, and complete the Miller Assignment, and all other services rendered by KPT and/or any member of KPT Group to Aclaris prior to the Effective Date.

1.21                        “Technology” means (a) any composition containing hydrogen peroxide and having utility to treat any Indication (including any and all of the foregoing compositions

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

mentioned or covered in any Transferred Listed Patent); (b) all pharmaceutical and/or cosmeceutical formulations of such compositions (including reformulations created after the Assignment Date by or for Aclaris); (c) any method of use and/or delivery of any composition of clause (a) and/or (b) to treat any Indication (including dosing schedules and methods of application); (c) any device used in such a method; and (d) all methods of making any of the foregoing.

1.22                        “Third Party” means any entity or person other than Aclaris, KPT, an Affiliate of either of them or of any other member of the KPT Group.

1.23                        “Transferred Know-How” means all Know-How assigned to Aclaris in the Miller Assignment.

1.24                        “Transferred Listed Patents” means (a) U.S. Patent Serial Number 7,381,427 and U.S. Patent Serial Number 7,138,146; (b) all patent applications claiming common priority with or based on the foregoing, including all converted provisional or regular utility filings, divisionals, continuations, continuations-in-part and substitutions of any of the foregoing; (c) all patents issuing on any of the foregoing, and all reissues, reexaminations, renewals and extensions of any of the foregoing; (d) all counterparts to the foregoing in other countries; and (e) all Supplementary Protection Certificates and other similar rights of Miller Estate based on any of the foregoing.

1.25                        “Transferred Patents” means all Patents assigned to Aclaris under the Miller Assignment.

1.26                        “Valid Claim” means with respect to any country, a claim of any issued, unexpired patent in that country that has not been held revoked, unenforceable or invalid by a decision of a court or governmental authority of competent jurisdiction, and has not lapsed or been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

ARTICLE 2

SERVICES; IP; RELEASE

2.1                               Services.  Aclaris acknowledges receipt of the Services prior to the Effective Date. The compensation for the Services shall be the compensation that is set forth in this Agreement. KPT and each member of the KPT Group shall not be entitled to compensation in relation to the Services and/or the Miller Agreement, other than the compensation set forth in this Agreement.

2.2                               Release.  KPT hereby on behalf of itself and its Affiliates and all members of the KPT Group as of the Effective Date irrevocably releases, waives, and forever discharges Aclaris, its Affiliates and its and their successors in interest and past, present and future assigns, founders, promoters, investors (including all partners in and officers, directors, employees and consultants of any investor), officers, directors, employees, consultants, insurers and underwriters, of and from any and all claims, counterclaims, demands, obligations, actions, causes of actions, liabilities, damages, judgments and suits of every nature, kind, description and character, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, foreseen

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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or unforeseen, real or imaginary, actual or potential, in law or in equity, for or by reason of any matter, cause or thing whatsoever, arising out of any and all agreements, courses of conduct, promises and/or activities between the Parties on or before the Assignment Date and/or in connection with the Services, the Miller Assignment, or the subject matter thereof, including any and all claims to compensation for the Services different than the compensation set forth in this Agreement and/or any rights in the Know-How and Patents assigned to Aclaris in the Miller Assignment, including any and all claims under any and all agreements or understandings between Aclaris or any founder, promoter, or investor of Aclaris and any member of KPT Group in existence as of or before the Effective Date (if any). KPT and each member of KPT Group hereby waives any and all rights in relation to such waiver under California Civil Code Section 1542 (and any corresponding laws in other jurisdictions), which reads: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

2.3                               Recognition of Rights.  KPT on behalf of itself and the KPT Group hereby recognizes and acknowledges Aclaris’s rights under the Miller Assignment, and as owner of the Transferred Know-How and Transferred Patents as of the Assignment Date.

2.4                               Primary Relationship to Estate.  KPT hereby covenants that it and the members of the KPT Group shall recognize and treat Aclaris’s relationship with the Miller Estate as the primary relationship with the Miller Estate and shall, going forward from the Effective Date, refrain from all business contact with the Miller Estate and its representatives (including refraining from any all discussion ofthe terms of any agreement(s)), other than any such contact that Aclaris may request in writing for KPT to undertake.

2.5                               Quitclaim.  KPT on behalf of itself and the KPT Group hereby quitclaims and assigns to Aclaris any and all rights or interest it may have or have had in the Transferred Patents and Transferred Know-How, and/or in any other Know-How or Patents relating to Technology.

2.6                               Exclusive License.  KPT hereby grants to Aclaris an exclusive, worldwide, fully paid, perpetual, irrevocable license under all Patents and Know-How Controlled by KPT, its Affiliates, or any member of the KPT Group, as of the Effective Date or during the term of this Agreement, that Claims, constitutes, covers or relates to Technology.

2.7                               Non-Competition for Protection of Transferred Trade Secrets and Confidential Information.  Recognizing that such activities would necessarily entail use of the Transferred Know-How and/or Confidential Information of Aclaris known or reported to KPT in connection with this Agreement or the Services, KPT hereby covenants that it and the KPT Group shall not during the term of this Agreement research, develop, make, have made, offer to sell, sell, import or export any Technology and/or Products. KPT hereby acknowledges on behalf of itself and the KPT Group that the foregoing covenant is legally enforceable and is reasonable, necessary and appropriate to protect Aclaris’s Confidential Information.

2.8                               No Diligence Obligations.  Notwithstanding anything express or implied in this Agreement, at law, or in equity: Aclaris and its Affiliates shall have no obligation to KPT to research, develop, or commercialize Products, nor to file, prosecute, and maintain Transferred

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

Patents, nor to enforce them, and no other diligence obligations, in each case, whatsoever, express or implied, under this Agreement, at law or in equity, on any theory.

2.9                               Documentation from Entity Controlled by Principal in KPT.  KPT shall provide to Aclaris on or before five (5) days after the Effective Date an original of the document set forth in Exhibit A, fully executed by Sciaderm, Inc., a Pennsylvania corporation.

2.10                        Further Assurances.  KPT and such inventors shall take reasonable further actions to execute and deliver all further documents that Aclaris may reasonably require to further the purpose and intent of this Agreement.

ARTICLE 3

FINANCIAL TERMS

3.1                               Upfront Fee.  Aclaris shall pay KPT a fee equal to two hundred thousand Dollars ($200,000). Such amount shall be payable in two (2) installments. The first, in the amount of five thousand dollars ($5,000) shall be due within three (3) days after the Effective Date. The second, in the amount of one hundred ninety-five thousand dollars ($195,000) shall be due at the later of thirty (30) days after the Assignment Date or January 9, 2013.

3.2                               Milestones.  Aclaris shall pay KPT a fee equal to the applicable amount in the following table within thirty (30) days after the end of the calendar month in which the corresponding milestone event is first achieved by or on behalf of Aclaris with the first Product under the Miller Assignment. Each such milestone payment shall be payable a maximum of one (1) time only under this Agreement, even if achieved more than once by one (1) or multiple Products. Each such milestone payment shall be payable only if, at the time the corresponding milestone event is achieved, the Miller Assignment is in full force and effect and the Product with which the milestone event was achieved was, at the time of such achievement, Claimed by a Valid Claim of a Transferred Patent.

Milestone Payment	Amount Milestone Event
1. two hundred thousand Dollars ($200,000)

1. First patient dosed in the first human clinical trial of the first Product under the Miller Assignment, which trial is sponsored by or on behalf of Aclaris after the Assignment Date, and is a phase 2 trial in humans in accordance with 21 CFR Section 312.21(b).

2. [***]	[***]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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3. [***]	[***]
4. [***]	[***]
5. [***]	[***]

3.3                               Royalty Payments.

(a)                                 Rate.  Aclaris shall pay KPT royalties on Net Sales of Products sold to Third Parties in countries where the Product sold is Claimed by an issued Valid Claim of the Transferred Patents, at the rate of [***] of Net Sales. This royalty is due on Net Sales sold during the “Royalty Term” applicable to the particular Product in the particular country, defined as the time from such Product’s receiving Regulatory Approval in such country for the first Indication for which it is approved, until the date that there is no longer any issued Valid Claim of the Transferred Patents in such country Claiming such Product.

(b)                                 Offset.  If Aclaris or its Affiliate or a Licensee were to make payments to a Third Party under an intellectual property license encompassing a Product that is royaltybearing to KPT - but other than Miller Estate - then Aclaris shall be entitled to deduct [***] of the Third-Party payments from the royalty owed by Aclaris to KPT, but would not be allowed to reduce the royalty owed to KPT to below [***] of the royalties that would otherwise have been due to KPT in any calendar quarter. Any amounts that Aclaris is unable to credit due to the foregoing [***] limitation on the reduction in KPT’s royalties as applied in any calendar quarter shall carry forward to future calendar quarters, subject always to such [***] limitation on the reduction in KPT’s royalties as applied in such future calendar quarters.

3.4                               Aclaris Technology.  It is understood and agreed that Aclaris shall as between the Parties have the right to own all enhancements, improvements, modifications, derivatives and amendments (including Know-How and published patentable or patented inventions) to that Technology that is transferred to Aclaris pursuant to the Miller Assignment or this Agreement, which enhancements, improvements, modifications, derivatives and amendments are made, conceived, developed, reduced to practice or acquired by or for Aclaris (including under any

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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onfidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

consulting or employment agreement between Aclaris or its Affiliate and any inventor on any Transferred Listed Patent) (“Aclaris Technology”) and all Patents on the Aclaris Technology.  Such Patents, to avoid doubt, are not considered Transferred Patents, and are not royalty-bearing to KPT under this Agreement.

3.5                               Quarterly Payment Timings.  All royalties due under Section 3.3 shall be paid quarterly, on a country-by-country basis, within the following timelines:

(a)                                 If Aclaris or its Affiliate is the marketing party for the underlying Product Net Sales, then payment shall be made thirty (30) days after the end of the relevant calendar quarter for which royalties are due, in the case of U.S. Net Sales; the time period shall be sixty (60) days after the end of the relevant calendar quarter for ex-U.S. Net Sales; and

(b)                                 If a Licensee unaffiliated with Aclaris is such marketing party, then Aclaris shall make the royalty payments due hereunder within ten (10) Business Days after receiving royalties on the same Net Sales from the Licensee.

3.6                               Royalty Payment Reports.  With respect to each calendar quarter, within thirty (30) days after the end of the calendar quarter, Aclaris shall provide to KPT a written report stating the number and description of all Products sold by or on behalf of Aclaris during the relevant calendar quarter; the gross sales associated with such sales; and the calculation of Net Sales on such sales, including the amount of any deduction provided for in the definition of Net Sales in Article 1. The report shall provide all such information on a country-by-country and Product-by-Product basis.

3.7                               Payment Method.  All payments due under this Agreement to KPT shall be made by bank wire transfer in immediately available funds to an account designated by KPT in writing. Once KPT has designated a bank account, it may only be changed on ten (10) Business Days advance written notice, unless Aclaris consents to a shorter time frame in writing. All payments hereunder shall be made in the legal currency of the United States of America.

3.8                               Taxes.  Aclaris shall be responsible to withhold from payments otherwise to be made to KPT under this Agreement any taxes required to be withheld by Aclaris under applicable law. If any such taxes are levied on such payments due hereunder (“Withholding Taxes”), Aclaris shall (i) deduct the Withholding Taxes from the payment amount, (ii) pay all applicable Withholding Taxes to the proper taxing authority, and (iii) send evidence of the obligation together with proof of tax payment to KPT with the next royalty report under Section 3.5.

3.9                               Foreign Exchange.  If any currency conversion shall be required in connection with the calculation of amounts payable hereunder, such conversion shall be made using the average of the exchange rates for the purchase and sale of U.S. dollars, as reported by Bank of America in San Francisco, California (or its successor entity) on the last business day of the calendar quarter to which such payment pertains. With any payment in relation to which a currency conversion is performed to calculate the amount of payment due, Aclaris shall provide to KPT a true, accurate and complete copy of the exchange rates used in the calculation.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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3.10                        Late Payments.  Any payment due under this Article 3 that is not paid on or before the date such payment is due shall bear interest at a rate equal to the lesser of: two percent (2%) over the U.S. federal prime lending rate; or the maximum rate permitted by law, calculated based on the number of days that payment is delinquent until full payment has been made, less a 15 calendar-day grace period in the case of payments under Section 3.3.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1                               Reciprocal Representations and Warranties.  Each Party hereby represents and warrants to the other Party that as of the Assignment Date the representing and warranting Party has the full legal right, power and authority to enter into and perform this Agreement; that this Agreement has been authorized by all requisite action within such representing and warranting Party (in the case of a corporate entity, and all applicable or required legal process to bind the KPT Group, in the case of KPT); and that this Agreement is legally binding upon such representing and warranting Party.

4.2                               KPT Representations and Warranties.  KPT represents and warrants to Aclaris that:

(a)                                 Non-infringement of Third Party Rights.  KPT and KPT Group have no knowledge of any Patents or trade secret rights owned or controlled by a Third Party, that dominate or would be infringed or misappropriated by the manufacture, use, sale, offer for sale or importation of any Products for Indications. KPT and the other members of the KPT Group have received no written claims relating to any claims of such domination, infringement or misappropriation.

(b)                                 Claims. There are no claims, actions, suits or proceedings commenced or pending, or to KPT’s knowledge threatened, against it, or any other member of the KPT Group, as of the Assignment Date, that could affect the rights and benefits granted to Aclaris under this Agreement.

(c)                                  Patents; Technology. KPT and KPT Group do not own or Control, or have the right to own or Control, and are not in discussions to acquire, any Patents or Know How that claim, constitute or are directed to Technology. KPT and KPT Group are not aware of any Third-Party rights in Patents or Know-How specifically relating to Technology that it would be necessary or useful for Aclaris to acquire, other than the rights acquired under the Miller Assignment.

(d)                                 Data and Information.  KPT has disclosed to Aclaris all data and information (including preclinical and clinical data and information) generated by, disclosed to and/or known to KPT or any other member of the KPT Group regarding Technology and any information required to fairly and accurately interpret such data and information and make KPT’s disclosures thereof to Aclaris complete, accurate and not misleading.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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(e)                                  Affiliates of KPT.  As of the Assignment Date, KPT has no Affiliates other than Sciaderm, and the KPT Group does not have any members or Affiliates holding rights to any Technology as defined in Section 1.21.

(f)                                   Technology Controlled Through Spouse.  No spouse of any shareholder in KPT owns or controls any Technology, Patents or Know-How relating to Technology, nor legal entity owning or controlling any of the foregoing.

4.3                               Disclaimer of Warranties.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPLICITLY SET FORTH IN SECTIONS 4.1 AND 4.2 EACH OF Aclaris AND KPT HEREBY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 5

INDEMNIFICATION

5.1                               Indemnification by Aclaris.  Aclaris shall indemnify, hold harmless and defend KPT, the other members of the KPT Group, and their respective officers, directors, members, employees and agents (the “KPT Indemnitees”) from and against any and all losses, damages, liabilities, judgments, fines, amounts paid in settlement, expenses and costs of defense (including reasonable attorneys’ fees and witness fees) (collectively “Losses”) resulting from any demand, claim, action or proceeding brought or initiated by a Third Party (each a “Third-Party Claim”) against any KPT Indemnitees(s) to the extent that such Third-Party Claim arises out of (i) the breach or alleged breach of any representation, warranty or covenant by Aclaris in this Agreement; (ii) the negligence or willful misconduct of any Aclaris Indemnitee (defined in Section 5.2); or (iii) the development, manufacture, storage, handling, use, sale, offer for sale, import, export or distribution of Products by or for Aclaris and its Affiliates and Licensees on or after the Assignment Date; provided that (a) the KPT Indemnitees comply with the procedure set forth in Section 5.3; and (b) such indemnity shall not apply to the extent KPT has an indemnification obligation pursuant to Section 5.2 for such Loss.

5.2                               Indemnification by KPT. KPT shall indemnify, hold harmless and defend Aclaris, its Affiliates, the Licensees, the investors in Aclaris, and the respective officers, directors, employees and agents of each of the foregoing (the “Aclaris Indemnitees”) from and against any and all Losses resulting from any (x) claims of KPT Group members in relation to Technology or compensation for Technology or Services, and (y) Third-Party Claim(s) against any Aclaris Indemnitee(s) to the extent that such Third-Party Claim(s) arises out of (i) the breach or alleged breach of any representation, warranty or covenant by KPT in this Agreement; (ii) the negligence or willful misconduct of any KPT Indemnitee, and/or (iii) claims amongst the KPT Indemnitees relating to the subject matter of this Agreement; provided that (a) the Aclaris Indemnitees comply with the procedure set forth in Section 5.3; and (b) such indemnity shall not apply to the extent Aclaris has an indemnification obligation pursuant to Section 5.1 for such Loss.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

5.3                               Mechanics.  A Party whose Aclaris Indemnitee or KPT Indemnitee is entitled tobe indemnified pursuant to this Article 5 (the “Indemnified Party”) shall give prompt notice of the Third Party Claim to the other Party (the “Indemnifying Party”) and the Indemnifying Party shall defend against such Third Party Claim with the reasonable cooperation of the Indemnified Party; provided that the Indemnifying Party shall not settle any such Third-Party Claim for anything other than money damages without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed. The Indemnified Party’s Indemnitees must tender defense of the applicable Third-Party Claim and provide all reasonable cooperation and assistance in such defense, in order to remain eligible to be indemnified and held harmless; provided, however, that where Aclaris is the Indemnified Party, unless KPT has adequate insurance to cover the alleged potential Losses and is tendering defense to such insurer who has indicated in writing that they will fully assume the defense and cover any resulting Losses, the Aclaris Indemnitees shall not be required to tender defense in order to remain eligible to be indemnified and held harmless and instead notwithstanding anything express or implied in this Section 5.3 Aclaris and/or the Aclaris Indemnitees may do so and be indemnified under this Agreement, unless KPT Consulting at that time has on its balance sheet cash or cash equivalents equal to or greater than five million dollars ($5,000,000) (in which case Aclaris Indemnitees shall be required to tender the defense); and provided, however, that where KPT is the Indemnified Party, unless Aclaris has adequate insurance to cover the alleged potential Losses and is tendering defense to such insurer who has indicated in writing that they will fully assume the defense and cover any resulting Losses, the KPT Indemnitees shall not be required to tender defense in order to remain eligible to be indemnified and held harmless and instead notwithstanding anything express or implied in this Section 5.3 KPT and/or the KPT Indemnitees may do so and be indemnified under this Agreement unless Aclaris at that time has on its balance sheet cash or cash equivalents equal to or greater than five million dollars ($5,000,000) (in which case KPT Indemnitees shall be required to tender the defense). The Indemnified Party shall have the right to be present in person or through counsel at substantive legal proceedings relating to the Third-Party Claim giving rise to the Indemnified Party’s right to indemnification hereunder. If the Parties cannot agree as to the application of Sections 5.1 and 5.2 to any Loss or Third-Party Claim, the Parties may conduct separate defenses of such ThirdParty Claim. In such case, each Party further reserves the right to claim indemnity from the other upon resolution of such underlying Third-Party Claim.

5.4                               Limitation of Liability.  IN NO EVENT SHALL EITHER PARTY OR ITS RESPECTIVE AFFILIATES (OR IN THE CASE OF KPT, ANY RESPONSIBLE KPT GROUP MEMBERS) BE LIABLE FOR SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, STRICT LIABILITY OR OTHERWISE, EXCEPT TO THE EXTENT SUCH PARTY MAY BE REQUIRED TO INDEMNIFY THE OTHER PARTY FROM SUCH DAMAGES CLAIMED BY THIRD PARTIES UNDER THIS ARTICLE 5 AND EXCEPT TO THE EXTENT THAT SUCH DAMAGES ARISE FROM BREACH OF THE OBLIGATIONS SET FORTH IN ARTICLE 8 (REGARDING CONFIDENTIALITY).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

***Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

ARTICLE 6

CONFIDENTIALITY

6.1                               Confidential Information; Exceptions.  KPT shall maintain all Confidential Information in trust and confidence and shall not disclose any Confidential Information to any Third Party (except as expressly provided below) or use any Confidential Information for any purposes other than for performance under or determining compliance with and administering this Agreement. KPT shall not disclose Confidential Information to any employee, agent, attorney, consultant, or Affiliate who does not have a reasonable need for such information for the foregoing purposes. Disclosures to such persons with a reasonable need for the information are only permitted to the extent the person is subject to binding obligations of confidentiality and limited use at least as restrictive in scope and as long in duration as those of this Article 6. KPT shall use at least the same standard of care as it uses to protect its own confidential information of a similar nature to prevent unauthorized disclosures or uses of the Confidential Information, but no less than reasonable care. KPT shall promptly notify the other Party upon discovery of any unauthorized use or disclosure of the Confidential Information.

Confidential Information shall not include any information which, as shown by KPT through competent proof:

(a)                                 is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party in breach hereof, generally known or available;

(b)                                 is known by the receiving Party at the time of receiving such information, as shown by contemporaneous written records - but other than the Transferred Know-How and any documentation thereof; the Transferred Know-How and any documentation thereof is deemed Confidential Information under this Agreement; any information generated by KPT or any KPT Group member pursuant to the Services is considered Confidental Information regardless of this clause (b);

(c)                                  is hereafter furnished to the receiving Party by a Third Party, as a matter of right, without breach of any confidentiality agreement, and without restriction on disclosure.

6.2                               Authorized Disclosure.  Notwithstanding any other provision of this Agreement, KPT may disclose Confidential Information to the extent and to the persons and entities required by an applicable governmental law, rule, regulation or order; provided, however, that KPT shall first have given prompt notice to Aclaris to enable Aclaris to seek any available exemptions from or limitations on such disclosure requirement and shall reasonably cooperate in any such efforts by Aclaris.

6.3                               Return of Confidential Information.  If this Agreement is terminated under Section 7.1, KPT shall use diligent efforts to return to Aclaris all Confidential Information. KPT will be allowed to keep one archival copy of any Confidential Information for record-keeping purposes only.

6.4                               Use of Names.  A Party shall not use any of the other Party’s names, trademarks, logos, employee names, investor names or symbols in any publicity, promotion or similar public

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

***Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

disclosure, without the advance written withholdable consent of such other Party, except as may be required by law or stock exchange requirement.

ARTICLE 7

MISCELLANEOUS

7.1                               Term.  The term of this Agreement shall commence upon the Assignment Date and, unless sooner terminated as provided in this Section 7.1, shall expire upon the expiration of the last-to-expire Valid Claim of the Transferred Patents, but in any event no sooner than fifteen (15) years after the Assignment Date and/or if later the expiration of the last pending patent claim of a Transferred Patent with the potential to become a Valid Claim. This Agreement shall terminate automatically upon termination or expiration of the Miller Assignment, and no payments shall be due hereunder with respect to milestone events and/or Net Sales achieved or made after any such termination or expiration. This Agreement shall not be terminable otherwise than as provided in this Section 7.1.

7.2                               Survival.  Sections 3.5-3.10 (as applied to payment obligations arising during the term of this Agreement) and 4.3 and Articles 1 and 5-7 shall survive any and all terminations or expirations of this Agreement. In addition, payment obligations with respect to milestone events achieved and Net Sales made prior to termination or expiration shall survive.

7.3                               Dispute Resolution.

(a)                                 Initial Dispute Resolution.  The Parties recognize that disputes may from time to time arise between the Parties during the term of this Agreement. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Section 7.3 to resolve any dispute arising under this Agreement. If such a dispute between the Parties arises, then either Party, by written notice to the other Party, may have such dispute referred to the Parties’ respective executive officers designated below or their successors, for attempted resolution by good faith negotiations within thirty (30) days after such notice is received. Said designated officers are as follows:

Aclaris:                                                       President and CEO

KPT:                                                                    President and CEO

(b)                                 Preliminary Relief.  A Party is entitled to seek interlocutory relief and/or a preliminary injunction without first following the procedure of this Section 7.3; provided that it also invokes the procedure of this Section 7.3 in parallel. Each Party hereby irrevocably waives its right to jury trial of any and all disputes arising under this Agreement, and consents to have such disputes decided instead by a judge or justice.

(c)                                  Arbitration.  Except as otherwise set out in this Section 7.3, any dispute that cannot be settled amicably by agreement of the Parties pursuant to Section 7.3(a) shall be finally settled by an arbitration administered by JAMS applying its most applicable procedural rules (and the substantive laws of the State of California) provided that the appointed

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

***Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

arbitrator(s) shall have appropriate experience in the pharmaceutical industry (or if no such person is available then in the biopharmaceutical industry or the closest industry possible). The place of arbitration shall be San Francisco, California. The language to be used in the arbitration proceedings shall be English. The award rendered in any arbitration shall be final and binding upon both Parties. The judgment rendered by the arbitrator(s) may include costs of arbitration, reasonable legal fees and reasonable costs for any expert and other witnesses. Nothing in this Agreement shall be deemed as preventing either Party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of the dispute as necessary to protect either Party’s name, Confidential Information (in the case of Aclaris) or intellectual property. Judgment upon the award may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and/or an order of enforcement as the case may be. Notwithstanding the foregoing, either Party shall be free to submit any dispute relating to the scope, validity, enforceability or other like matter regarding intellectual property to any court having jurisdiction over the Parties and the subject matter of the dispute and to seek such relief and remedies as are available in that court.

7.4                               Jurisdiction.  Both Parties consent to the exclusive personal jurisdiction of all courts sitting within San Francisco, California for resolving all disputes arising out of or in connection with this Agreement. Each Party hereby waives any and all defenses it may have to the jurisdiction and venue of such courts, including a defense that such a court may not assert personal jurisdiction over such Party, or of forum non conveniens.

7.5                               Governing Law.  This Agreement is made in accordance with and shall be governed and construed under the laws of the State of California excluding its choice of law principles.

7.6                               No Agency, Joint Venture or Partnership.  Neither Party is, nor will be deemed to be, an employee, agent or legal representative of the other Party for any purpose. Neither Party will be entitled to enter into any contracts in the name of, or on behalf of the other Party, nor will a Party be entitled to pledge the credit of the other Party in any way or hold itself out as having authority to do so. The parties are independent contractors, this Agreement is for an arm’s-length transaction, and the relationship that it governs shall not be construed to be or create any agency, joint venture or partnership.

7.7                               Assignment.  Except as explicitly provided for in this Agreement, neither Party shall have the right or power to assign any rights or obligations under this Agreement without the consent of the other Party, except that Aclaris may assign one or more times to an Affiliate or to a successor to substantially all of the business or assets of Aclaris to which this Agreement relates (whether through merger, sale of stock, sale of assets or other transaction). This Agreement shall be binding upon and inure to the benefit of the successors and explicitly permitted assigns of the Parties. Any assignment of this Agreement not made in accordance with this Agreement is prohibited hereunder and shall be null and void. Any permitted assignee must certify in writing to the non-assigning Party, within ninety (90) days after the requested in writing by the non-assigning Party, that such permitted assignee agrees to the terms and conditions of this Agreement going forward from the date of assignment.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

***Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

7.8                               Amendment.  No amendment or modification hereof shall be valid or binding upon the Parties unless made in writing and signed by authorized officers of both Parties.

7.9                               Notices.  Any notice or other communication required or permitted to be given to either Party hereto shall be in writing unless otherwise specified and shall be deemed to have been properly given and to be effective (a) on the date of delivery if delivered in person; (b) the date of electronically confirmed facsimile transmission if during the recipient’s normal business hours, or otherwise on the next Business Day; (c) two (2) Business Days after sending for next Business Day delivery by internationally recognized expedited courier service for no later than next-possible-business-day delivery; and (d) upon actual receipt by the recipient of an email, in the case of an emailed notice:

In the case of Aclaris:

Aclaris Therapeutics, Inc. 101 Lindenwood Drive Suite 400 Malvern, PA 19355 Attn: Dr. Neal Walker Fax- Email -

With required copy to:

Spiegelman Life Sciences PC 1459 Eighteenth St PMB 309 San Francisco, CA 94107 Attn: Laura O. Spiegelman Fax - 415 520 2220 Email - lspiegelman@spiegelmanlifesciences.com

In the case of KPT:

KPT CONSULTING LLC 1852 Glenwold Dr. Paoli, PA 19301 Attn: Klaus Theobald Fax: 888-664-2736 Email: Klaus.Theobald@verizon.net

In the case of (c) (expedited courier service), the Party providing the notice shall as a courtesy additionally provide the notice by a facsimile in accordance with (b). Either Party may change its address for communications by a notice to the other Party in accordance with this Section 7.9.

Each Party shall update its notice address by written notice within 30 days after the Effective Date, to add its email and fax notice information to the extent not already provided.

7.10                        Bankruptcy; Intellectual Property.  All rights and licenses granted under or pursuant to this Agreement by a bankrupt Party to the other Party are, and shall be deemed to be,

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

***Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

for purposes of Section 365(n) of the Bankruptcy Code and any similar law or regulation in any other country, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. The Parties agree that all intellectual property rights licensed hereunder, are part of the “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code subject to the protections afforded the non-terminating Party under Section 365(n) of the Bankruptcy Code, and any similar law or regulation in any other country. KPT and Aclaris shall be entitled to all similar protections as licensee under bankruptcy laws of other countries.

7.11                        No Implied Licenses.  Except as otherwise expressly set forth in this Agreement, nothing in this Agreement shall give either Party any right, title or interest in or to any Patents or other intellectual property owned by or licensed to the other Party.

7.12                        Force Majeure.  Any delay in or failure of performance by any Party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the Party affected, including acts of God, embargoes, governmental restrictions, strikes or other acts of workers, fire, flood, earthquake, explosion, riots, wars, acts of terrorism, civil disorder, rebellion or sabotage and technical events beyond the Party’s reasonable control; provided, however, the payment of any value due and owing hereunder shall not be delayed by the payor because of a force majeure affecting the payer, unless such force majeure specifically precludes the payment process. The Party suffering such occurrence shall notify the other Party and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

7.13                        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

7.14                        Captions.  All section titles or captions contained in this Agreement, in any Exhibit referred to herein and the table of contents, if any, to this Agreement are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

7.15                        No Third Party Rights or Obligations. Except for the rights of the indemnitees associated with each Party as expressly provided in this Agreement, no provision of this Agreement shall be deemed or construed in any way to result in the creation of any rights or obligation in any Third Party.

7.16                        Draftsmanship. Each Party acknowledges that it has participated in, and has been represented by counsel in, the drafting of this Agreement. Any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in connection with the construction or interpretation of this Agreement.

7.17                        Right of Offset; Recoupment. Notwithstanding any other provision of this Agreement, every liability of Aclaris to KPT is subject to and conditioned upon the recoupment of any and all liabilities owing from KPT to Aclaris, so as to establish a net liability. Aclaris is entitled to credit against or net out against amounts due under this Agreement, any and all liabilities of KPT to Aclaris, including any damages for breach of contract if applicable.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

***Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

7.18                        Severability.  If any term, condition or provision of this Agreement is held to be invalid or unenforceable for any reason by any court of competent jurisdiction form which no appeal can be or is taken, or in arbitration proceedings between the Parties as set forth in Article 10 of this Agreement, it shall, if possible, be narrowed, shortened, or interpreted to achieve the intent of the Parties to this Agreement to the extent legally possible rather than voided or if not to any extent legally possible be deemed severed from this Agreement. In any event, all other terms, conditions and provision of this Agreement shall be deemed valid and enforceable to the full extent.

7.19                        Compliance with Laws. Each Party shall carry out its activities pursuant to this Agreement in compliance with all applicable supranational, national, state, provincial and other local laws, rules, regulations and guidelines.

7.20                        Cumulative Rights. The rights, powers and remedies hereunder shall be in addition to, and not in limitation of, all rights, powers and remedies provided at law or in equity, or under any other agreement between the Parties. All of such rights, powers and remedies shall be cumulative, and may be exercised successively or cumulatively.

7.21                        Waiver. No failure or delay on the part of either Party to exercise any power, right, privilege or remedy under this Agreement will operate as a waiver thereof. No single or partial exercise of any such power, right, privilege or remedy will preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Waivers of powers, rights, privileges and remedies under this Agreement may only be waived in a writing executed by a duly authorized officer of the waiving Party.

7.22                        Costs.  Each Party shall bear its own legal costs of and incidental to the preparation, negotiation and execution of this Agreement.

7.23                        Entire Agreement.  This Agreement embodies the entire understanding of the Parties with respect to the subject matter hereof and shall supersede all previous communications, representations or understandings, either oral or written, between the Parties relating to the subject matter of this Agreement. To be clear, this Agreement supersedes the Prior CDA with respect to Confidential Information and the Parties’ rights and obligations with respect thereto.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

***Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

IN WITNESS WHEREOF, both Aclaris and KPT have executed this Agreement by their respective officers hereunto duly authorized.

KPT CONSULTING, LLC		THERAPEUTICS, INC.

By:	/s/ Klaus Theobald, MD, Ph.D.	By:	/s/ Neal Walker, MD

Name: Klaus Theobald, MD, Ph.D.		Name: Neal Walker, MD

Title: President		Title: CEO

Date: August 27, 2012		Date: August 29, 2012

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

***Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

EXHIBIT A

RELEASE AND COVENANTS

1.                                      Definitions.  Sciaderm, Inc., a Pennsylvania corporation (“Sciaderm”) has had an opportunity to review that certain Finder’s Services Agreement between Aclaris Therapeutics, Inc., a Delaware corporation (“Aclaris”) and KPT Consulting, LLC, a Pennsylvania Limited Liability Company (“KPT”) (“Agreement”) relating to certain finder’s services in connection with an agreement between Aclaris and the estate of Mickey J. Miller I (“Miller Estate”) relating to certain technology and patents. Sciaderm is wholly owned by a shareholder in KPT Consulting, LLC. All initially capitalized terms used but not defined in this Release and Covenants shall have the meanings given in the Agreement.

2.                                      Background.  Sciaderm was or was going to be involved in the services under the Agreement and/or the transaction with Miller Estate, and wishes to clarify through this Release and Covenants (a) that no consideration is due to it in connection therewith, and (b) the other matters set forth below.

3.                                      Acknowledgement.  Sciaderm hereby acknowledges that it shall not be entitled to compensation in relation to the Services and/or the Miller Agreement, of any kind whatsoever.

4.                                      Release.  Sciaderm hereby on behalf of itself and its Affiliates as of the Effective Date irrevocably releases, waives, and forever discharges Aclaris, its Affiliates and its and their successors in interest and past, present and future assigns, founders, promoters, investors (including all partners in and officers, directors, employees and consultants of any investor), officers, directors, employees, consultants, insurers and underwriters, of and from any and all claims, counterclaims, demands, obligations, actions, causes of actions, liabilities, damages, judgments and suits of every nature, kind, description and character, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, real or imaginary, actual or potential, in law or in equity, for or by reason of any matter, cause or thing whatsoever, arising out of any and all agreements, courses of conduct, promises and/or activities between Sciaderm and Aclaris on or before the Assignment Date and/or in connection with the Services, the Miller Assignment, or the subject matter thereof, including any and all claims to compensation for the Services different than the compensation set forth in this Agreement and/or any rights in the Know-How and Patents assigned to Aclaris in the Miller Assignment, including any and all claims under any and all agreements or understandings between Aclaris or any founder, promoter, or investor of Aclaris and any member of KPT Group in existence as of or before the Effective Date (if any). Sciaderm hereby waives any and all rights in relation to such waiver under California Civil Code Section 1542 (and any corresponding laws in other jurisdictions), which reads: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

5.                                      Recognition of Rights.  Sciaderm hereby recognizes and acknowledges Aclaris’s rights under the Miller Assignment, and as owner of the Transferred Know-How and Transferred Patents as of the Assignment Date.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

***Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

6.                                      Primary Relationship to Estate.  Sciaderm shall recognize and treat Aclaris’s relationship with the Miller Estate as the primary relationship with the Miller Estate and shall, going forward from the Effective Date, refrain from all business contact with the Miller Estate and its representatives (including refraining from any all discussion of the terms of any agreement(s)), other than any such contact that Aclaris may request in writing for Sciaderm to undertake.

7.                                      Quitclaim.  Sciaderm hereby quitclaims and assigns to Aclaris any and all rights or interest it may have or have had in the Transferred Patents and Transferred KnowHow, and/or in any other Know-How or Patents relating to Technology.

8.                                      Exclusive License.  Sciaderm hereby grants to Aclaris an exclusive, worldwide, fully paid, perpetual, irrevocable license under all Patents and Know-How Controlled by Sciaderm as of the Effective Date or during the term of this Agreement, that Claims, constitutes, covers or relates to Technology.

9.                                      Non-Competition for Protection of Transferred Trade Secrets and Confidential Information.  Recognizing that such activities would necessarily entail use of the Transferred Know-How and/or Confidential Information of Aclaris known or reported to a shareholder in Sciaderm, or Sciaderm, in connection with this Agreement or the Services, Sciaderm hereby covenants that it shall not during the term of this Agreement research, develop, make, have made, offer to sell, sell, import or export any Technology and/or Products. Sciaderm hereby acknowledges that the foregoing covenant is legally enforceable and is reasonable, necessary and appropriate to protect Aclaris’s Confidential Information.

10.                               No Diligence Obligations.  Notwithstanding anything express or implied in the Agreement, at law, or in equity: Aclaris and its Affiliates shall have no obligation to Sciaderm to research, develop, or commercialize Products, nor to file, prosecute, and maintain Transferred Patents, nor to enforce them, and no other diligence obligations, in each case, whatsoever, express or implied, under this Agreement, at law or in equity, on any theory.

11.                               Consideration.  Sciaderm hereby acknowledges that it has received good and valuable consideration for the release and covenants provided in this document, including without limitation the benefits to at least one shareholder in Sciaderm provided in the Agreement.

12.                               Jurisdiction.  Sciaderm consents to the exclusive personal jurisdiction of all courts sitting within San Francisco, California for resolving all disputes arising out of or in connection with this Agreement. Each Party hereby waives any and all defenses it may have to the jurisdiction and venue of such courts, including a defense that such a court may not assert personal jurisdiction over such Party, or of forum non conveniens.

13.                               Governing Law.  This Release and Covenants document is made in accordance with and shall be governed and construed under the laws of the State of California excluding its choice of law principles.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

***Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

IN WITNESS WHEREOF, Sciaderm has executed this Agreement by its duly authorized officer.

SCIADERM, INC.

By:	/s/ Klaus Theobald, MD, Ph.D.

Name: Klaus Theobald, MD, Ph.D.

Title: President & CEO

Date: August 27, 2012

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.